Exhibit 99.1

November 3, 2017

Dear Limited Partner,

The past 23 months since the December 2015 hedge fund attack have been very difficult for our limited partners, their financial advisors, our clients and our management team. This attack disrupted United Development Funding III, L.P.’s (“UDF III” or the “Fund”) business and adversely impacted UDF III’s operations. The Fund continues to focus on its day-to-day operations, working toward completion of its financial statements and managing liquidity.

The following is an update on certain events that have transpired since our last detailed communication on May 30, 2017:

•	The outstanding balance of UDF III’s $15 million line of credit is approximately $1.1 million.

•	The Fund and its auditors continue to work on the Fund’s financial reporting for multiple years and quarters beginning December 31, 2015 through 2017. The contemporaneous preparation of audit reports and reviews for multiple periods, as well as the other demands management is addressing, have extended the time required to complete the financial reporting. The process is ongoing, however prolonged. We will advise our limited partners as soon as we are confident of a completion date.

•	Tax reporting for the Fund for the 2016 tax year has been completed. Schedule K-1s were mailed to limited partners the week of September 4, 2017. For those investors holding UDF III in a qualified account, your Schedule K-1 was forwarded to your custodian. Please contact UDF Investor Relations at 800.859.9338 or investorrelations@umth.com if you did not receive your Schedule K-1 or if you have any questions.

•	Once UDF III has filed its year-end 2015, 2016 and 2017 annual financial statements, it intends to determine an updated estimated value of its units of limited partnership interests. Until UDF III determines an updated estimated value, customer account statements provided to UDF III’s limited partners will reflect no value reported.

•	UDF III continues to cooperate with regulatory authorities with the intent of resolving any outstanding issues as soon as practicable.

•	As we have previously reported, a number of putative class and derivative actions have been brought in the state and federal courts of Texas as well as, in one instance, Delaware Chancery Court, against United Development Funding (“UDF”) entities, UDF-related entities, their respective executive officers, present or former management and/or trustees, in addition to third parties. The claims asserted in the complaints in these cases include claims under the federal and Texas state securities laws, among other things. UDF III is named in some of the complaints, either as a defendant or (in the case pending in Delaware Chancery Court) by UDF III investors purporting to sue derivatively on its behalf and on behalf of owners of limited partnership interests in UDF III. Management is confident in the strength of its legal and factual positions with respect to these claims and believes that the allegations in these claims are unfounded.

A substantial portion of the Fund’s portfolio consists of subordinated land acquisition and development loans secured by active and future phases of existing developments. We are pleased to report that United Development Funding projects and investments located in the Houston area were not impacted by Hurricane Harvey.

The certainty and timing of the Fund’s ability to access capital will determine the rate at which UDF III is able to fund additional development loans and grow operating income. The Fund will not be able to forecast future investor distributions until after future capital needs have been addressed and development timelines are reinstated.

Despite the unexpected challenges facing management and the Fund, we remain confident of the Fund’s business strategy and ability to capitalize on increasing housing demand.

Thank you for your patience and support.

Sincerely,

UMT Services, Inc. Board of Directors

Todd F. Etter	Hollis M. Greenlaw	Michael K. Wilson

Forward-Looking Statements

This correspondence contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Fund makes these forward-looking statements in reliance on the safe harbor protections provided under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Fund’s current expectations and estimates, and are not guarantees of future performance or future events. Such forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” or other similar words. Readers of this correspondence should be aware that there are various factors, many of which are beyond the Fund’s control, that could cause actual results to differ materially from any forward-looking statements made in this correspondence. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this correspondence. A number of important factors could cause actual results or events to differ materially from the forward-looking statements contained in this correspondence. Forward-looking statements in this document speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events.